As filed  with the  Securities and Exchange  Commission on June 26, 1997

                                           Registration No. 333-
   -----------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        -------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                               under
                    THE SECURITIES ACT OF 1933
                       ----------------------

                   FIRST COMMERCIAL CORPORATION

          (Exact name of registrant as specified in charter)


             Arkansas                                71-0540166

    (State  or other  jurisdiction                 (I.R.S. Employer
     of incorporation or  organization)            Identification  No.)


         400 West Capitol Avenue
          Little Rock, Arkansas                             72201

    (Address of principal executive offices)               (Zip Code)


                     First Commercial Corporation
                       1997 Incentive Stock Plan


                  Barnett Grace, Chairman of the Board
                     First Commercial Corporation
                       400 West Capitol Avenue
                     Little Rock, Arkansas 72201
                             501-371-7000

                (Name, address and telephone number, including
                        area code, of agent for service)

                             Copy to:
                       John Clayton Randolph
                     Friday, Eldredge & Clark
                400 West Capitol Avenue, Suite 2000
                 Little Rock, Arkansas  72201-3493

                   -------------------------------

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of         Amount        Proposed Maxi-    Proposed  Maxi-   Amount of
Securities       to be         mum Offering      mum Aggregate     Registration
to be Registered Registered(1) Price Per Unit(2) Offering  Price(2)   Fee(2)
-----------------------------------------------------------------------------
Common Stock,
par value $3.00
per share        1,200,000       $41.625          $49,950,000       $15,136.36
-----------------------------------------------------------------------------

(1)    The   Registration   Statement   also  includes   an
       indeterminable number of additional shares that  may
       become   issuable   pursuant  to   the  antidilution
       adjustment provisions of the Plan.

(2) Calculated pursuant to Rule 457(c) and (h)(1) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market on June 19, 1997.

                            --------------------------

                              PART II

    Item 3.   Incorporation of Documents by Reference.

         The  following documents  filed  by First  Commercial
    Corporation  (the  "Company")  with  the   Securities  and
    Exchange Commission are incorporated by reference in this Registration Statement:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

        (iii) The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed April 30, 1981 and any amendment or report filed for the purpose of updating such description; and

         (iv) The description of the Company s preferred share purchase rights contained in the Registration
              Statement on Form 8-A filed January 9, 1991.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Item 4.   Description of Securities.

         Not applicable.

    Item 5.   Interests of Named Experts and Counsel.

         Paul B. Benham III, a partner of Friday, Eldredge & Clark, which firm will pass upon the validity of the shares offered hereby, beneficially owns, individually and through various retirement plans, 1,945 shares of First Commercial Common Stock.

    Item 6.   Indemnification of Directors and Officers.

         Section 4-27-850 of the Arkansas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Arkansas corporations against expenses, judgments, fines and settlements in connection with litigation. Article TWELFTH of the Company's Second Amended and Restated Articles of Incorporation, as amended, provides for indemnification of the directors and executive officers of the Company to the fullest extent permissible under the relevant provisions of the Arkansas Business Corporation Act. Additionally, the Company has in place directors' and officers' liability insurance coverage.

    Item 7.   Exemption from Registration Claimed.

         Not applicable.

    Item 8.   Exhibits.

         Number                   Description

         4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarterly period ended June 30, 1996.

         4.2 Company's By-Laws as currently in effect (incorporated by reference to
                        Exhibit  3(d)  to  Form  10-K  for the
                        fiscal year ended  December 31,  1991,
                        in 0-9676).

         4.3            Rights   Agreement   (incorporated  by
                        reference  to  Exhibit  4  to  Current
                        Report on Form 8-K dated September 18,
                        1990, in 0-9676).

           5            Opinion   and   Consent   of   Friday,
                        Eldredge & Clark.

         23.1           Consent of  Friday, Eldredge  &  Clark
                        (included  in   Exhibit  5   to   this
                        Registration Statement).

         23.2           Consent of Ernst & Young LLP.

         24             Powers of Attorney.

    Item 9.   Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a)    To  include  any prospectus  required  by
         Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

              (b)  To  reflect in the prospectus any  facts or
         events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         2.    That,  for   the  purpose  of  determining  any
    liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 26th day of June, 1997.

                                  FIRST COMMERCIAL CORPORATION

                                  /s/ J. Lynn Wright
                                  ----------------------
                                  J. Lynn Wright
                                  Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of June, 1997.

             *                    Chairman of the Board, Chief
    -----------------             Executive Officer, President
    Barnett Grace                 and Director
                                  (Principal Executive Officer)


    /s/ J. Lynn Wright            Chief Financial Officer
    ------------------            (Principal Financial and
    J. Lynn Wright                 Accounting Officer)


             *                    Director
    -------------------
    John W. Allison


             *                    Director
    -------------------
    Truman Arnold


             *                    Director
    --------------------
    William H. Bowen


    --------------------          Director
    Peggy Clark


    --------------------          Director
    Robert G. Cress

             *                    Director
    ----------------------
    Cecil W. Cupp, Jr.


              *                   Director
    -----------------------
    Wallace W. Fowler


              *                   Director
    ------------------------
    Frank D. Hickingbotham


    ------------------------      Director
    Walter E. Hussman, Jr.


              *                   Director
    -------------------------
    Frederick E. Joyce, M.D.


    -------------------------     Director
    Jack G. Justus


    --------------------------     Director
    Michael W. Murphy


              *                   Director
    --------------------------
    Sam C. Sowell


                                  Director
    ---------------------------
    Paul D. Tilley

    *By: /s/ Edwin P. Henry
         -----------------------
         Edwin P. Henry
         Attorney-in-Fact

    Edwin P. Henry, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                         INDEX TO EXHIBITS


                                                         Sequentially
    Exhibit                                                  Numbered
    Number                     Exhibit                           Page
    ------                     -------                   ------------


      4.1 Company's Second Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarterly period ended June 30, 1996.

      4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1991, in 0-9676).

      4.3           Rights   Agreement    (incorporated   by
                    reference to Exhibit 4 to Current Report on Form 8-K dated September 18, 1990, in
                    0-9676).

      5             Opinion and Consent of  Friday, Eldredge
                    & Clark.

      23.1           Consent  of  Friday,  Eldredge  &  Clark
                     (included   in   Exhibit   5   to   this
                     Registration Statement).

      23.2           Consent of Ernst & Young LLP.

      24             Powers of Attorney.

                                                        Exhibit 5





                               June 26, 1997







          First Commercial Corporation
          400 West Capitol Avenue
          Little Rock, Arkansas 72201

          Ladies and Gentlemen:

               We refer to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by First Commercial Corporation (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 1,200,000 shares of the Company's common stock, $3.00 par value per share (the "Shares"), to be offered in connection with the Company's 1997 Incentive Stock Plan (the "Plan").

               It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

               a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

               b. Appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

               It is our further opinion that the Shares will be, upon issuance against receipt of the purchase price therefore (as defined in the Plan), validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

               We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other
          State.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                                        Very truly yours,



                                        FRIDAY, ELDREDGE & CLARK

          JCR/bb

                                                     Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Commercial Corporation 1997 Incentive Stock Plan of our
     report dated January 30, 1997, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


     ERNST & YOUNG LLP


     Little Rock, Arkansas
     June 26, 1997

                                                       EXHIBIT 24

                             POWER OF ATTORNEY


               KNOW  ALL   MEN  BY   THESE  PRESENTS,  that   the
          undersigned constitutes and appoints Barnett Grace and Edwin P. Henry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of First Commercial Corporation (the "Company") pertaining to the registration of up to 1,200,000 shares of the Company's Common Stock, $3.00 par value per share, to be offered to certain employees pursuant to the Company s 1997 Incentive Stock Plan, and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Date: June 26, 1997

          /s/ Barnett Grace             /s/ John W. Allison
          ---------------------         --------------------
          Barnett Grace                 John W. Allison
          Director                      Director

          /s/ Truman Arnold             /s/ William H. Bowen
          ---------------------         ---------------------
          Truman Arnold                 William H. Bowen
          Director                      Director

          ---------------------         ---------------------
          Peggy Clark                   Robert G. Cress
          Director                      Director

          /s/ Cecil W. Cupp, Jr.        /s/ Wallace W. Fowler
          ----------------------        ----------------------
          Cecil W. Cupp, Jr.            Wallace W. Fowler
          Director                      Director

          /s/ Frank D. Hickinbotham
          -------------------------     -----------------------
          Frank D. Hickingbotham        Walter E. Hussman, Jr.
          Director                      Director

          /s/ Frederick E. Joyce
          -----------------------       --------------------
          Frederick E. Joyce, M.D       Jack G. Justus
          Director                      Director

                                        /s/ Sam C. Sowell
          -------------------------     ----------------------
          Michael W. Murphy             Sam C. Sowell
          Director                      Director


          -------------------------
          Paul D. Tilley
          Director